EX-99.d.2.a
Schedule A to the Sub-Advisory Agreement, dated March 2, 2010, by and between
EGA Emerging Global Shares Trust and Emerging Global Advisors, LLC

Funds	Effective Date	Fee
Emerging Global Shares Dow Jones Emerging Markets Titans Composite Index Fund	April 17, 2009	0.75%
Emerging Global Shares Dow Jones Emerging Markets Basic Materials Titans Index Fund	April 17, 2009	0.85%
Emerging Global Shares Dow Jones Emerging Markets Metals & Mining Titans Index Fund	April 17, 2009	0.85%
Emerging Global Shares Dow Jones Emerging Markets Consumer Goods Titans Index Fund	April 17, 2009	0.85%
Emerging Global Shares Dow Jones Emerging Markets Consumer Services Titans Index Fund	April 17, 2009	0.85%
Emerging Global Shares Dow Jones Emerging Markets Energy Titans Index Fund	April 17, 2009	0.85%
Emerging Global Shares Dow Jones Emerging Markets Financials Titans Index Fund	April 17, 2009	0.85%
Emerging Global Shares Dow Jones Emerging Markets Health Care Titans Index Fund	April 17, 2009	0.85%
Emerging Global Shares Dow Jones Emerging Markets Industrials Titans Index Fund	April 17, 2009	0.85%
Emerging Global Shares Dow Jones Emerging Markets Technology Titans Index Fund	April 17, 2009	0.85%
Emerging Global Shares Dow Jones Emerging Markets Telecom Titans Index Fund	April 17, 2009	0.85%
Emerging Global Shares Dow Jones Emerging Markets Utilities Titans Index Fund	April 17, 2009	0.85%
Emerging Global Shares INDXX India Infrastructure Index Fund	November 12, 2009	0.85%
Emerging Global Shares INDXX China Infrastructure Index Fund	November 12, 2009	0.85%
Emerging Global Shares INDXX Brazil Infrastructure Index Fund	November 12, 2009	0.85%
Emerging Global Shares INDXX India Mid Cap Index Fund	November 12, 2009	0.85%
Emerging Global Shares INDXX China Mid Cap Index Fund	November 12, 2009	0.85%
Emerging Global Shares INDXX Brazil Mid Cap Index Fund	November 12, 2009	0.85%
Emerging Global Shares Dow Jones Emerging Markets Consumer Titans Index Fund	March 2, 2010	0.85%

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be amended and restated effective as of the 2nd day of March 2010.

Emerging Global Advisors, LLC	EGA Emerging Global Shares Trust, on behalf of the Funds listed on this Exhibit A
By: /s/Robert C. Holderith Name: Robert C. Holderith	By: /s/Robert C. Holderith Name: Robert C. Holderith
Title: Chief Executive Officer	Title: President